UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 18, 2018 (May 17, 2018)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Steel Dynamics, Inc. (the “Company”) recommended to Stockholders, and the Stockholders approved, at the Company’s Annual Meeting of Stockholders on May 17, 2018, an Amendment to the Company’s Amended and Restated Articles of Incorporation to provide by a majority vote that Stockholders may amend, alter, change or repeal the Company’s Bylaws.  Article VII of the Company’s Amended and Restated Articles of Incorporation is amended and replaced by the following revised Article VII:

“ARTICLE VII

AMENDMENT OF ARTICLES OR BYLAWS

Section 1. Amendment of Articles. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute or by these Amended and Restated Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to that reservation.

Section 2. Amendment of Bylaws. The Corporation’s Bylaws may be made, altered, changed or repealed by action of either: (a) the Board of Directors, acting by the affirmative vote of a majority of the entire number of directors, or (b) the stockholders, acting by the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of the outstanding shares entitled to vote thereon, at a meeting of the stockholders called, in whole or in part, for that purpose.”

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 17, 2018. Of the 236,178,949 shares of common stock issued and outstanding as of the record date on March 19, 2018, 215,352,474 shares were present, in person or by proxy, thus constituting a quorum of 91.18% of the total shares outstanding and entitled to vote.

At the meeting, stockholders elected all ten of the directors nominated by the Board of Directors, to serve for a term of one year and until their successors are duly elected and qualified; ratified the appointment of Ernst & Young LLP independent registered public accounting firm as the Company’s auditors for the year ending December 31, 2018; approved an Amendment to the Company’s Amended and Restated Articles of Incorporation to provide by a majority vote that Stockholders may amend the Company’s Bylaws: approved, by an advisory vote, named executive officer compensation for 2017; and approved the Steel Dynamics, Inc. 2018 Executive Incentive Compensation Plan.

Set forth below is the final share voting results for each of the proposals.

(1)         Election of ten (10) director nominees for a one-year term.

Director	Votes For	Votes Withheld	Broker Non-Votes

Mark D. Millett	196,216,608	2,843,131	16,292,735
Keith E. Busse	192,107,618	6,952,121	16,292,735
Frank D. Byrne, M.D.	191,308,204	7,751,535	16,292,735
Kenneth W. Cornew	196,769,047	2,290,692	16,292,735
Traci M. Dolan	197,159,663	1,900,076	16,292,735
Dr. Jürgen Kolb	181,741,290	17,318,449	16,292,735
James C. Marcuccilli	191,047,069	8,012,670	16,292,735
Bradley S. Seaman	193,192,631	5,867,108	16,292,735
Gabriel L. Shaheen	195,651,056	3,408,683	16,292,735
Richard P. Teets, Jr.	192,471,875	6,587,864	16,292,735

(2)         Proposal to ratify the appointment of Ernst & Young LLP independent registered accounting firm as the Company’s auditors for the year ending December 31, 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
209,524,971	5,495,898	331,605	—

(3)         Proposal of approval of an Amendment to the Company’s Amended and Restated Articles of Incorporation to provide by a majority vote that Stockholders may amend the Company’s Bylaws.

Votes For	Votes Against	Abstentions	Broker Non-Votes
197,590,097	1,142,023	327,619	16,292,735

(4)         Proposal to approve, by an advisory vote, named executive officer compensation for 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
193,659,843	5,002,650	397,246	16,292,735

(5)         Proposal to approve the Steel Dynamics, Inc. 2018 Executive Incentive Compensation Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
193,146,606	5,514,097	399,036	16,292,735

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

The following exhibit is filed with this report:

Exhibit Number	Description

3.1e	Amendment replacing Article VII of the Amended and Restated Articles of Incorporation of Steel Dynamics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler
Date: May 18, 2018	By:	Theresa E. Wagler
	Title:	Executive Vice President and
Chief Financial Officer